UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 25, 2013 Insteel Industries, Inc., through its wholly-owned subsidiary, Insteel Wire Products Company (together referred to as “Insteel”), entered into and consummated an Asset Purchase Agreement (the “Agreement”) with Tatano Wire and Steel, Inc. (“Tatano”) pursuant to which Insteel purchased all of the concrete pipe and box culvert reinforcement production equipment and certain related assets from Tatano (the “Tatano Acquisition”). Insteel also issued a press release on April 25, 2013 announcing the consummation of the Tatano Acquisition, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tatano is a producer of welded wire reinforcement and wire products located in Canonsburg, Pennsylvania. Insteel currently manufactures concrete pipe and box culvert reinforcement products at six facilities located in Arizona, Florida, Missouri, North Carolina, Pennsylvania and Texas.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press release dated April 25, 2013, announcing the purchase of certain assets of Tatano Wire and Steel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: April 25, 2013	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 25, 2013, announcing the purchase of certain assets of Tatano Wire and Steel, Inc.